1 Without prejudice Damien McDonald c/o 20 Eastbourne Terrace London W2 6LG 14 April 2023 Dear Damien I am writing to you with the proposals of LivaNova PLC (the "Company") in connection with the termination of your employment by reason of your resignation. For the purpose of these proposals, the references to the Group mean the Company, its subsidiaries and subsidiary undertakings, and any holding company or parent undertaking of the Company and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of the Company, in each case, as at the Termination Date (as defined below), where "holding company", "parent undertaking", "subsidiary" and "subsidiary undertaking" have the meanings given to them in the Companies Act 2006 (the "Group"). Any reference to any statute or statutory instrument in this Settlement Agreement, including, but not limited to, the Companies Act 2006, the Employment Legislation in paragraph 17(a) (Full and final settlement) and the legislation referred to in paragraph 17(d) (Full and final settlement) shall be deemed to include any consolidation or re-enactment, modification or replacement of that statute or statutory instrument (whether that took place before or after the date of this Agreement). This Settlement Agreement is entered into by the Company for itself and in trust for each member of the Group, and for those persons listed in paragraph 17 (Full and final settlement) with the intention that each member of the Group or person will be entitled to enforce it directly against you. 1. Termination (a) Your employment with the Company will come to an end on 31 May 2023 (the "Termination Date") when all of your entitlements in connection with your employment, whether or not under your service agreement dated 22 February 2017 (the "Employment Agreement") and save as otherwise set out in the terms of this Settlement Agreement, will cease. (b) Until the Termination Date: (i) you will be on garden leave in accordance with clause 5.3.1 of the Employment Agreement. For the avoidance of doubt, you will be paid your basic salary and you will continue to receive your other contractual benefits (except for bonus, save as provided under paragraph 4 (2022 Short-Term Incentive award)) up to and including the Termination Date. You will also receive a payment in respect of any accrued but untaken

2 holiday as at the Termination Date, less deductions for income tax, employee national insurance contributions and any other deductions authorised by law in the normal way; (ii) during the period of garden leave, you will not attend for work, involve yourself or be involved in the business carried on by the Group unless you are specifically requested by the Chairman of the Company to do so. You should, therefore, be available in case you are reasonably needed, except when you are on holiday, which should be approved in the usual way; and (iii) the parties will comply with the terms of the Employment Agreement, whether express or implied (except as expressly varied by this Settlement Agreement), and your employment will not be terminated by either party other than in circumstances justifying its lawful termination without notice. You may not, therefore, for example, perform any work for a third party without the prior written consent of a director of the Company, and may not contact any customer of the Group or, except for purely social purposes, any employee of the Group. So long as you comply with the terms of this paragraph, you will continue to receive your salary and other contractual benefits, as amended by this Settlement Agreement. If your employment is lawfully terminated by the Company, then you will cease to have any entitlements under this Settlement Agreement to any payment or benefits, but this Settlement Agreement will otherwise remain in force. However, the Company warrants that it is not aware of any act or omission during the course of your employment with the Company which amounted to gross misconduct or otherwise would have entitled the Company to summarily dismiss you without compensation. (c) The Company will issue your P45 as soon as reasonably practicable after the Termination Date. 2. Pre-conditions (a) If you have not already done so, you will resign your directorship of the Company, and all other directorships of companies in the Group, in the form of the letter attached at Schedule 2 (Draft resignation letter) with effect from the date of this letter or such other date as the Company may elect. If you hold any trusteeships or other offices relating to the Group's business, you will, on request, resign from them, and execute such documents as may be necessary to give effect to them. (b) You will, by the Termination Date, have returned all documents, equipment, information (however it is stored) and other property belonging to the Group or relating to any of its business, including any documents, emails and any other communications which have been produced, stored or transmitted by you on devices which are not owned by, or under the control of, the Company or any other member of the Group ("Own Device Material"), without you or anyone on your behalf retaining copies of such documents or extracts from them. Prior to the Termination Date, and upon request by the Company, you will permit the

3 Company access to your devices which contain Own Device Material for the purpose of identifying and analysing such material. You undertake that you have not downloaded any information (however it is stored), save in the fulfilment of your obligations to the Company, and that you will not do so. If requested, you will permit the Company to have access to your devices which contain Own Device Material for the purpose of identifying and analysing such material prior to the Termination Date. You also undertake that you will not copy any software or information, and will return the computer in good condition (fair wear and tear excepted) by no later than 30 April 2023. You undertake to provide, upon request by the Company, all relevant passwords/access codes in respect of any Company property. 3. Notice Payment (a) The Company will pay you a notice payment ("Notice Payment") in accordance with clause 3.3.1 of the Employment Agreement and provide you with certain benefits as set out in this Settlement Agreement, in accordance with clause 3.3.4 of the Employment Agreement) during what would have been the balance of your notice period after the Termination Date. The Notice Payment comprises your salary (£791,117), pension allowance (£253,271.55), car allowance (£17,750) and an amount in respect of private healthcare cover and medical benefits (to the extent that such cover is unable to be maintained throughout the duration of what would have been your notice period and provided the Company’s payment does not exceed the cost to the Company of the benefit provided during your employment, pro-rated to the period of time during which such cover cannot be provided) and will be paid less such deductions as the Company acknowledges that it is by law required to make. (b) The Company will pay the Notice Payment in equal monthly instalments on the usual payroll dates over a period from June 2023 until April 2024 (the "Instalment Period"), subject to paragraph 3(c). The amount of the Notice Payment will be reduced by the amounts of salary, pension allowance and car allowance already received by you for the period between the date of this Settlement Agreement and the Termination Date. (c) If you commence alternative employment during the Instalment Period, then the gross instalments of Notice Payment payable after that date will be reduced by a sum equal to the gross amount of your income from the alternative employment (but excluding any bonus, commission and share of profits). (d) If you obtain alternative employment that is to commence during the Instalment Period, you will immediately advise the Company of that fact and of your gross monthly salary and other contractual benefits (but excluding any bonus, commission and share of profits) from that employment. If you fail to comply with this obligation, then from the date you commence alternative employment, you shall have no further entitlement to any payment of Notice Payment. (e) The Notice Payment may be less any sums due from you to the Group and will be subject to the conditions that:

4 (i) the Company has received a duly signed copy of this Settlement Agreement; (ii) the Company has received a duly completed certificate attached at Schedule 1 (Certificate of Adviser); (iii) the conditions in paragraph 2 (Pre-conditions) have been satisfied; (iv) you have complied, and will continue to comply, with the terms of this Settlement Agreement; (v) you have complied with the warranty in paragraph 16(a) (Warranties); (vi) you have signed the Reconfirmation Letter attached at Schedule 3 (Reconfirmation Letter) following the Termination Date, and the Company has received a copy within ten days of the Termination Date; and (vii) the Company has received a completed certificate attached at Schedule 4 signed following the Termination Date, together the "Payment Conditions". (f) If any of the Payment Conditions have not been satisfied as at the due date for any payment under paragraph 3 (Notice Payment), your entitlement to such payment will lapse. Without prejudice to any other rights which the Company may have, if any of the Payment Conditions have not been satisfied either before or after the Termination Date (as the case may be and as provided for under paragraph 3(e)), the Company will be entitled to recover in full all sums paid, and the value of benefits provided to you under this Settlement Agreement, from you immediately but this Settlement Agreement will otherwise remain in force. (g) The Company acknowledges that, as at the date of this Settlement Agreement, there are no outstanding sums owed by you to the Company or any member of the Group at the Termination Date. If the Company intends to make any such deductions, it shall notify you as soon as reasonably practicable and shall, in good faith, discuss with you, and give you the opportunity to contest, the validity of such outstanding sums. The Company will reimburse you in respect of any properly authorised and approved expenses claims incurred up to the Termination Date in accordance with the Company’s policies. 4. 2022 Short-Term Incentive award In addition to the Notice Payment, the Company will also pay to you £897,360 in respect of your 2022 Short-Term Incentive award (subject to deductions for income tax, employee national insurance contributions and any other deductions authorised by law in the normal way), such sum to be paid to you in the April 2023 payroll. 5. Insurance (a) The Company will maintain directors' and officers' liability insurance on such terms as is provided to other directors and officers from time to time, and for a

5 period of not less than six calendar years following the Termination Date, in order to protect you from claims which may be made against you personally as a director in respect of the period during which you were a director of any member of the Group. In signing this Settlement Agreement you are representing and warranting that you are not aware of any such claims against you at the time of such signature. (b) Subject to the terms of such insurance policy, and provided cover can be maintained at reasonably similar rates of premium, the Company will maintain private healthcare cover and medical benefits on the same terms on which you and your family currently enjoy these benefits until 31 December 2023. 6. Long Term Incentives The outstanding awards that you hold under the Company’s long term incentive plans will be treated in accordance with the rules set out in the relevant plans and award agreements. 7. Legal costs Within 14 days of the Termination Date or 14 days after receipt of the account (whichever is the later date), the Company will make a contribution of up to £25,000 plus VAT direct to your solicitors in respect of your reasonable legal fees for advice in connection with the terms and effect of this Settlement Agreement, subject to receipt by the Company of: (a) a duly signed copy of this Settlement Agreement and a duly completed certificate attached at Schedule 1 (Certificate of Adviser); and (b) a copy of the account from your solicitors addressed to you (but marked payable by the Company). 8. Executive coaching The Company will continue to cover the costs of the executive coaching programme in which you are participating in the period of 12 months following the date of this Agreement, with Egon Zehnder up to a maximum amount of £20,000 plus VAT. The Company will make such payment direct to that provider upon receipt of a valid invoice for the services provided, addressed to you but stated to be payable by the Company. 9. Mobile telephone number The Company will facilitate a transfer of your Company mobile telephone number and will contact the relevant mobile phone provider as soon as reasonably practicable following the Termination Date and notify them of your intention to retain your mobile telephone number. The Company will provide you with the PAC code provided by the

6 relevant provider. You will be responsible for all costs arising after the transfer of the number. 10. Parking Space You will be entitled to retain a company car parking space at 20 Eastbourne Terrace, London, W2 6LG for your personal use until the Termination Date. 11. Tax and national insurance Save for tax which the Company deducts or should have deducted at source, you will be responsible for all income taxes and employee national insurance contributions (if any) which may be payable in respect of all payments and arrangements contained in this Settlement Agreement. You agree to indemnify the Company and all other members of the Group, and to keep them indemnified against such taxes and employee national insurance contributions, interest, charges, penalties and costs, except that this indemnity will not apply to tax deducted by the Company under the terms of this Settlement Agreement or any amounts owed by reason of the Company or any member of the Group’s default or delay. If the approach to income tax and employee national insurance contributions taken by the Company in this Settlement Agreement is challenged by any relevant authority, the Company will consult you before making any further payment in respect of income tax and employees’ national insurance contributions for which you would be responsible under the indemnity you have given above. You will have the opportunity to dispute any assessment by a relevant authority and the Company will promptly give you reasonable access to documents to enable you to do so. The Company will continue to pay for and provide you with tax support and advice in accordance with the terms of its agreement with Ernst & Young in respect of the full financial year in which the Termination Date occurs. 12. Future conduct (a) Subject always to sub-paragraph 12(c) below (and without prejudice to paragraph 13 (Restrictions)), you undertake that you will not provide information known to you as a result of your employment or its termination to, or otherwise assist any person or organisation to, make or continue any claim or proceedings against the Company or any member of the Group or any of its or their directors, employees or workers. (b) You undertake that, notwithstanding the termination of your employment, you will co-operate with the Company or any member of the Group by providing such reasonable assistance as may be required in the conduct of any internal investigation and/or the defence or prosecution of any current or future claim (including regulatory proceedings) that may be made against, or brought by, the Company or any member of the Group, where the Company or any member of the Group considers that you have knowledge or information which is relevant to such matter. The provision of such assistance may include (but is not limited to) attending meetings, giving and signing statements and attending hearings. The Company will reimburse you in respect of your reasonable cost of time

7 spent and out-of-pocket expenses including but not limited to any loss of earnings incurred in providing any such assistance. (c) For the avoidance of doubt nothing in this Settlement Agreement or your Employment Agreement precludes you or seeks to hinder you from: (i) making a protected disclosure in accordance with the provisions of Employment Rights Act 1996; (ii) making any report or disclosure to any law enforcement authority (including the police) or any regulatory authority; (iii) assisting in any criminal investigation; (iv) making any disclosure where required by law or regulatory obligation; (v) making a disclosure for the purpose of representing yourself in any investigation/proceedings brought by your regulatory/professional body relating to matters arising from your employment; (vi) making a disclosure in compliance with an order of, or to give evidence to, a court or tribunal of competent jurisdiction; (vii) making any report or disclosure for the purpose of seeking tax, medical or other professional advice provided such individuals agree to keep the matters disclosed confidential; and (viii) responding to any adverse, untrue or misleading statement or comment about you that is made or published, or authorised to be made or published, by the directors of the Company. 13. Restrictions Without prejudice to paragraph 12(c) (Future conduct) you undertake to continue to observe Clauses 16, 17 and 20 of the Employment Agreement, notwithstanding the termination of your employment. 14. Statements In consideration of the promises contained in this paragraph, the Company and you agree that: (a) the Company will make an announcement in substantially the form of the draft that has been agreed with you, following the signing of this Settlement Agreement, provided that any wording relating to you will not change from the form of the draft agreed with you; (b) without prejudice to Paragraph 12(c) (Future conduct) you will not make or publish any adverse, untrue or misleading statement or comment about the Group or its officers and employees, and that you will not represent yourself as continuing to be employed by or connected with any member of the Group after the Termination Date; and

8 (c) the directors of the Company will not make, publish, or authorise the making or publication of, any adverse, untrue or misleading statement or comment about you, subject always, in relation to adverse comments, to the Company's legal and regulatory obligations to third parties. 15. Secrecy (a) In consideration of the promises contained in this paragraph, the Company and you agree that the existence and contents of the terms of this Settlement Agreement, the negotiations surrounding the terms and the circumstances of your departure are strictly confidential and will not be disclosed, communicated or otherwise made public (except where the information has already been lawfully brought into the public domain): (i) by you, except to your immediate family, or any medical professional or counsellor who is bound by an obligation of confidentiality, or a recruitment consultant or prospective employer where and to the extent necessary to discuss the circumstances in which your employment ended or, for the purpose of taking professional advice in connection with this Settlement Agreement or if you are required by law to do so. In particular, you agree not to disclose the terms of this Settlement Agreement to any employee of the Group; and (ii) by the Company, except for the purpose of taking professional advice in connection with this Settlement Agreement or if required by law or regulatory obligations to do so or in connection with the proper performance of the Group's business. (b) You will procure that your immediate family and your Adviser will maintain the confidentiality of all aspects of this Settlement Agreement and will not discuss, disclose or otherwise make use of the information contained in this Settlement Agreement to any third party, including any future clients of the Adviser. (c) You acknowledge that any breach by you (or your immediate family or your Adviser) of this paragraph 15(Secrecy) will be a material breach of the Payment Conditions. 16. Warranties In signing this Settlement Agreement you are representing and warranting that: (a) you have not committed any material breach of the terms of your employment such that the Company would be entitled to dismiss you summarily and without compensation; and (b) you are not aware of any claims or causes of action against any member of the Group by any third party of which the Company is not aware.

9 17. Full and final settlement (a) Subject to paragraph 17(b) (Full and final settlement), you accept the terms of this Settlement Agreement in full and final settlement of all (if any) claims of any nature which you have or may have against the Company and any other member of the Group and their respective officers and employees arising out of or in connection with your employment and its termination, and your directorships and their termination, any Statutory Claim as defined in paragraph 17(d) (Full and final settlement), or any other matter, whether such claims arise under English or European law or any other jurisdiction outside England, including any claim for injury to feelings or personal injury. We both acknowledge that it is our express intention, when entering into this Settlement Agreement, that it covers all such claims, whether known or unknown to one or other or neither or both of us, and whether or not the factual or legal basis for the claim is known or could have been known to one or other or neither or both of us. Furthermore, you acknowledge that you have taken independent legal advice from Sarah Henchoz of Allen & Overy LLP (your "Adviser") on the terms and effect of this Settlement Agreement, that you will be entering into it voluntarily, without reservation and with the intention that it will be binding on you as a settlement agreement or otherwise, and that the conditions regulating settlement agreements under s203 Employment Rights Act 1996, s77 Sex Discrimination Act 1975, s72 Race Relations Act 1976, Paragraph 2(2), Schedule 3A Disability Discrimination Act 1995, Regulation 35 Working Time Regulations 1998, s288 Trade Union and Labour Relations (Consolidation) Act 1992, Regulation 9 Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 10 Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Regulation 41 Transnational Information and Consultation of Employees Regulations 1999, Paragraph 2(2), Schedule 4 Employment Equality (Religion or Belief) Regulations 2003, Paragraph 2(2), Schedule 4 Employment Equality (Sexual Orientation) Regulations 2003, Regulation 40 Information and Consultation of Employees Regulations 2004, Paragraph 2 of Schedule 5 of the Employment Equality (Age) Regulations 2006, Paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, s49 National Minimum Wage Act 1998, and s147 Equality Act 2010 (collectively the "Employment Legislation") have been satisfied. You also warrant the accuracy of paragraph 2 of the certificate attached at Schedule 1 (Certificate of Adviser). (b) Paragraph 17(a) (Full and final settlement) will not apply to: (i) your accrued entitlements and options under the Company's pension scheme as at the Termination Date; (ii) any claim for personal injury (other than any claim for injury to feelings or personal injury which may be made in any Employment Tribunal) provided that you are not aware of this claim as at the date of signing this Settlement Agreement; (iii) any claim by you to enforce the terms of this Settlement Agreement; or

10 (iv) any claim that you have under directors' and officers' liability insurance. (c) In signing this Settlement Agreement, you are representing and warranting that: (i) you have instructed your Adviser to advise you whether you have, or may have, any Statutory Claim (as defined in paragraph 17(d) (Full and final settlement)) against the Company or any other member of the Group or their respective officers and employees arising out of or in connection with your employment and its termination; (ii) you have provided your Adviser with whatever information is in your possession which your Adviser requires to advise you whether you have or may have any such Statutory Claim; (iii) your only Statutory Claims or particular complaints are for unfair dismissal; (iv) your Adviser has advised you that, on the basis of the information available to your Adviser, you have no other claim against the Company or any other member of the Group or their respective officers and employees; (v) as at the date of signing this Settlement Agreement, you are not aware of any facts or circumstances that could give rise to any claim for personal injury; and (vi) your Adviser is a relevant independent Adviser for the purposes of each statute or statutory instrument in the Employment Legislation and an independent Adviser for the purposes of s147 of the Equality Act 2010. (d) A "Statutory Claim" means any claim for, or relating to, unfair dismissal, a redundancy payment, equal pay, sex, race or disability discrimination, discrimination on the grounds of age, religion, belief or sexual orientation or any protected characteristic under the Equality Act 2010, working time, unauthorised deduction from wages or any claim for the infringement of any other statutory employment rights which you may have under the Employment Rights Act 1996, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Trade Union and Labour Relations (Consolidation) Act 1992, the Disability Discrimination Act 1995, the Human Rights Act 1998, the Working Time Regulations 1998, the National Minimum Wage Act 1998, the Employment Relations Act 1999, Part VII Transnational Information and Consultation of Employees Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Equality (Sexual Orientation) Regulations 2003, Part VIII Information and Consultation of Employees Regulations 2004, the Employment Equality (Age) Regulations 2006, the Transfer of Undertakings (Protection of Employment) Regulations 2006, the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment)

11 Regulations 2006, the Equality Act 2010 or, in relation to all such matters, any claims under related European law or legislation. (e) You acknowledge that the Company and the Group are relying on paragraphs 17(a) and 17(c) (Full and final settlement) in deciding to enter into this Settlement Agreement. If you breach either of these paragraphs and a judgment or order is made against any member of the Group, you acknowledge that it will have a claim against you for damages of not less than the judgment or order. 18. Entire agreement This Settlement Agreement constitutes the entire agreement and understanding between the parties in relation to the termination of your employment. The Company or any other member of the Group will have no liability or remedy in tort against it in respect of any representation, warranty or other statement (other than those contained in this Settlement Agreement) being false, inaccurate or incomplete unless it was made fraudulently. You acknowledge that you are not entering into this Settlement Agreement in reliance on any representation, warranty or undertaking which is not contained in this Settlement Agreement. 19. Applicable law This Settlement Agreement will be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts to settle any disputes which may arise in connection with this Settlement Agreement. If these proposals are acceptable, would you please confirm your acceptance by signing and returning the enclosed copy of this letter to me. In doing so you will be confirming that you have complied with the conditions in paragraph 2 (Pre-conditions). After the parties have duly signed this document and that duly signed document has been received by us, together with the certificate attached at Schedule 1 (Certificate of Adviser) duly signed and dated, the Settlement Agreement will be binding and the "Without Prejudice" label will cease to apply. This Settlement Agreement may be executed and delivered in any number of counterparts, each of which, when executed, shall constitute a duplicate original, but all the counterparts together constitute the one Agreement. Yours sincerely Sharon O’Kane Director For and on behalf of LivaNova PLC I accept these proposals. I confirm that I have discussed with my Adviser my continuing ability to make the disclosures set out in Paragraph 12 (Future conduct). Signed: Dated: